As filed with the Securities and Exchange Commission on February 26, 2021
File No. 811-21622
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 21	☒
(Check appropriate box or boxes)

THRIVENT CASH MANAGEMENT TRUST

(Exact Name of Registrant as Specified in Charter)
901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Address of Principal Executive Offices) (Zip Code)
(612) 844 - 7190
(Registrant’s Telephone Number, Including Area Code)

John D. Jackson
Secretary and Chief Legal Officer
Thrivent Cash Management Trust
901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Name and Address of Agent for Service)

EXPLANATORY NOTE
This Registration Statement on Form N-1A is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

Part A
Thrivent Cash Management Trust (the “Trust”)
February 28, 2021
Item 1.  Front and Back Cover Pages
Not Applicable.
Item 2.  Risk/Return Summary: Investment Objective/Goals
Not Applicable.
Item 3.  Risk/Return Summary: Fee Table
Not Applicable.
Item 4.  Risk/Return Summary: Investments, Risks and Performance
Not Applicable.
Item 5.  Management
Thrivent Financial for Lutherans (“Thrivent Financial” or the “Adviser”) serves as the investment adviser for the Trust’s portfolio (the “Portfolio”).
Item 6.  Purchase and Sale of Trust Shares
Shares of the Trust are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Trust. Trust shares are redeemable. Shares may be purchased from or sold back to the Trust on days that the New York Stock Exchange is open for business at the net asset value per share of the Portfolio next determined after the redemption request is communicated by an authorized individual to the Portfolio and determined to be in good order.
Item 7.  Tax Information
The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.
Item 8.  Financial Intermediary Compensation
Not applicable.
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Item 9.  Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings
Thrivent Financial has established a securities lending program. Each participant in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement with Thrivent Financial. Under such agreement, Thrivent Financial is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of short term U.S. Government securities. The Trust was established primarily for the investment and reinvestment of cash collateral on behalf of Lenders participating in Thrivent Financial’s securities lending program which may include the series of Thrivent Mutual Funds, Thrivent Series Fund, Inc. or Thrivent Core Funds.
The investment objective, principal strategies and risks of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least 30 days’ prior written notice to shareholders of the Portfolio. See the Statement of Additional Information (the “SAI”) for a description of the Portfolio’s investment restrictions.
Objective and Strategies
The Portfolio seeks to:
•	maximize current income to the extent consistent with the preservation of capital and liquidity; and
•	maintain a stable $1.00 per share net asset value by (1) investing in dollar-denominated securities with remaining maturity of 397 calendar days or less; (2) maintaining a dollar-weighted average portfolio maturity of 60 calendar days or less; and (3) maintaining a dollar-weighted average portfolio life of 120 calendar days or less.
The Portfolio tries to produce current income while maintaining liquidity by investing at least 99.5% of its total assets in government securities, cash and repurchase agreements collateralized fully by U.S. Government securities or cash. U.S. Government securities are any securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
The Adviser manages the Portfolio subject to strict rules established by the Securities and Exchange Commission that are designed so that the Portfolio may maintain a stable $1.00 share price. Those rules generally require the Portfolio to, among other things, invest only in high quality securities that are denominated in U.S. dollars and have short remaining maturities. In addition, the rules require the Portfolio to maintain a dollar-weighted average maturity (WAM) of not more than 60 days and a dollar-weighted average life (WAL) of not more than 120 days. When calculating its WAM, the Portfolio may shorten its maturity by using the interest rate resets of certain adjustable rate securities. Generally, the Portfolio may not take into account these resets when calculating its WAL.
The Adviser typically uses U.S. Treasury securities, short-term discount notes issued by government-related organizations and U.S. Government securities payable within seven days or less to provide liquidity for reasonably foreseeable shareholder redemptions and to comply with regulatory requirements. The Adviser invests in other securities by selecting from the available supply of short-term U.S. Government securities based on its interest rate outlook and analysis of quantitative and technical factors. Although the Portfolio frequently holds securities until maturity, the Adviser may sell securities to increase liquidity. The Adviser will select securities for such sales based on how close the sale price would be to their amortized costs.
Description of Principal Security Types
Below is information about the types of securities in which the Portfolio principally invests or will invest. The Portfolio may use strategies and invest in securities as described in the SAI.
U.S. Government Securities. U.S. Government securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government. U.S. Government securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.
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Municipal Bonds. The Portfolio may invest in municipal bonds backed by the U.S. Treasury or U.S. government sponsored agency. States, local governments, and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds include general obligation bonds, revenue bonds, and participation interests in municipal leases. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income.
Repurchase Agreements. In a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time at the Portfolio’s cost plus interest. The Portfolio may only enter into repurchase agreements collateralized fully by U.S. Government securities or cash.
Stripped Securities. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.
Adjustable Rate Securities. The Portfolio may invest in bonds or other debt instruments that pay interest at an adjustable rate. The interest rate may be adjusted daily or at specified intervals (such as monthly, quarterly or annually). Adjustments may be based on a referenced market rate for a specified term (such as one, three or twelve months). For some securities, adjustments are made by a third-party to maintain a market value close to the security’s face amount. Adjustments may be limited by caps or floors.
Some adjustable rate securities are payable upon demand, which should reduce the volatility of their market values. The right to demand payment may be exercisable after a specified notice period (such as seven or thirty days) and only at specified intervals (such as at the end of a calendar month or quarter).
So long as the Adviser expects an adjustable rate security’s market value to approximate its face value after each interest rate adjustment, the Adviser may rely on the interest rate when calculating the Portfolio’s dollar-weighted average maturity or duration. The market value of an adjustable rate security may nevertheless decline, due to changes in market conditions or the financial condition of the issuer and the effects of caps or floors on interest rate adjustments.
When-Issued Transactions. The Portfolio may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. The Portfolio will not invest more than 25% of its net assets in when-issued securities.
Forward Commitments. The Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio’s ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by the Portfolio of a dollar amount sufficient to make payment for the Portfolio securities to be purchased will be segregated on the Portfolio’s records at the trade date and will be maintained until the transaction is settled. The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield. The Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
Other Government Money Market Funds. The Portfolio may invest in other government money market funds. If it does so, it will be subject to the fees and expenses of such fund(s).
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Risk Factors
You could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.
The following provides general information on the risks associated with the Portfolio’s principal investments. Any additional risks associated with the Portfolio’s non-principal investments are described in the Portfolio’s SAI. The Portfolio’s SAI also may provide additional information about the risks associated with the Portfolio’s principal investments. The Portfolio may not achieve its investment objective and you could lose money by investing in the Portfolio.
Government Securities Risk. The Portfolio invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Federal Home Loan Bank, Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Federal Home Loan Banks, Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest of its securities. By contrast, securities issued or guaranteed by U.S. government-related organizations such as Federal Home Loan Banks, Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness.
LIBOR Risk. The Portfolio may be exposed to financial instruments that are tied to LIBOR (London Interbank Offered Rate) to determine payment obligations, financing terms or investment value. LIBOR is an average interest rate that banks charge one another for the use of short-term money. Such financial instruments may include bank loans, derivatives, floating rate securities, certain asset backed securities, and other assets or liabilities tied to LIBOR.
In 2017, the head of the U.K. Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. On November 30, 2020, the administrator of LIBOR announced its intention to delay the phase out of the majority of the U.S. dollar LIBOR publications until June 30, 2023, with the remainder of LIBOR publications to discontinue at the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on the Portfolio or its investments are not known. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing a Secured Overnight Financing Rate (SOFR), that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Markets are slowly developing in response to these new rates. Questions around liquidity impacted by these rates, and how to appropriately adjust these rates at the time of transition, remain a concern for the Portfolio. The transition process might lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates and could also lead to a reduction in the value of some LIBOR-based investments. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Portfolio. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. The effect of any changes to, or discontinuation of, LIBOR on the Portfolio will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Portfolio until new reference rates and fallbacks for both legacy and new products, instruments and contracts are commercially accepted.
Interest Rate Risk. A weak economy, strong equity markets, or changes by the Federal Reserve to its monetary policies may cause short-term interest rates to increase and affect the Portfolio’s ability to maintain a stable share price.
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Repurchase Agreement Risk. A repurchase agreement, or repo, is a form of short-term borrowing that allows a dealer to sell securities to an investor, such as the Portfolio, and buy them back (usually the next day) at a slightly higher price. If the seller of a repurchase agreement defaults or is otherwise unable to fulfill its obligations, the Portfolio may incur losses as a result of selling the underlying securities, enforcing its rights, or a decline in the value of collateral.
Credit Risk. Credit risk is the risk that an issuer of a debt security to which the Portfolio is exposed may no longer be able or willing to pay its debt. As a result of such an event, the debt security may decline in price and affect the value of the Portfolio.
Redemption Risk. The Portfolio may need to sell portfolio securities to meet redemption requests. The Portfolio could experience a loss when selling portfolio securities to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of Portfolio shares, (ii) a disruption in the normal operation of the markets in which the Portfolio buys and sells portfolio securities or (iii) the inability of the Portfolio to sell portfolio securities because such securities are illiquid. In such events, the Portfolio could be forced to sell securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders.
Regulatory Risk. Legal, tax, and regulatory developments may adversely affect the Portfolio. Securities and futures markets are subject to comprehensive statutes, regulations, and margin requirements enforced by the SEC, other regulators and self-regulatory organizations, and exchanges authorized to take extraordinary actions in the event of market emergencies. The regulatory environment for the Portfolio is evolving, and changes in the regulation of investment funds, managers, and their trading activities and capital markets, or a regulator’s disagreement with the Portfolio’s interpretation of the application of certain regulations, may adversely affect the ability of a Portfolio to pursue its investment strategy, its ability to obtain leverage and financing, and the value of investments held by the Portfolio.
Cybersecurity Risk. The Portfolio and its service providers may be susceptible to operational, information security, and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems to misappropriate assets or sensitive information, corrupt data, or otherwise disrupt operations. Cyber incidents affecting the Adviser or other service providers (including, but not limited to, fund accountants, custodians, and transfer agents) have the ability to disrupt and impact business operations, potentially resulting in financial losses, by interfering with the Portfolio’s ability to calculate their NAV, corrupting data or preventing parties from sharing information necessary for the Portfolio’s operation, preventing or slowing trades, stopping shareholders from making transactions, potentially subjecting the Portfolio or the Adviser to regulatory fines and penalties, and creating additional compliance costs. Similar types of cyber security risks are also present for issuers or securities in which the Portfolio may invest, which could result in material adverse consequences for such issuers and may cause the Portfolio’s investments in such companies to lose value. While the Portfolio’s service providers have established business continuity plans in the event of such cyber incidents, there are inherent limitations in such plans and systems. Additionally, the Portfolio cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Portfolio or its shareholders. Although the Portfolio attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operation risks that may affect the Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures or other disruptions in service. The value of an investment in the Portfolio’s shares may be adversely affected by the occurrence of the operational errors or failures or technological issues or other similar events and the Portfolio and its shareholders may bear costs tied to these risks.
Investment Adviser Risk. The Portfolio is actively managed and the success of its investment strategy depends significantly on the skills of the adviser in assessing the potential of the investments in which the Portfolio invests. This assessment of investments may prove incorrect, resulting in losses or poor performance, even in rising markets. There is also no guarantee that the Adviser will be able to effectively implement the Portfolio’s investment objective.
Health Crisis Risk. The global pandemic outbreak of the novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption. The duration and full effects of the outbreak are uncertain and may result in trading suspensions and market closures, limit liquidity and the ability of the Portfolio to process shareholder redemptions, and negatively impact Portfolio performance. The COVID-19 outbreak and future pandemics could affect the global economy and markets in ways that cannot be foreseen and may exacerbate other types of risks, negatively impacting the value of Portfolio investments.
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The shares of the Trust have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Trust may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust’s Declaration of Trust and the offering materials provided to shareholders.
Disclosure of Portfolio Holdings
A description of the Portfolio’s policies and procedures with respect to the disclosure of its portfolio securities is available in the SAI for the Trust.
Item 10.  Management, Organization, and Capital Structure
The Adviser
The Portfolio is managed by Thrivent Financial, 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. Thrivent Financial and its affiliates have been in the investment advisory business since 1986 and had approximately $141 billion in assets under management as of December 31, 2020.
For its advisory services to the Portfolio, the Adviser is entitled to receive a fee from the Portfolio on an annual basis equal to 0.045% of the Portfolio’s average daily net assets. The Portfolio’s semiannual report to shareholders discusses the basis for the Board of Trustees’ approval of the investment adviser agreement between the Trust and the Adviser during the six-month period covered by the report.
Administrative Service Fee
The Adviser is responsible for providing certain administrative and accounting services to the Portfolio. The Portfolio pays the Adviser a fee equal to the sum of $90,000 for providing such services to the Portfolio. See “INVESTMENT ADVISORY AND OTHER SERVICES – ADMINISTRATOR” in the SAI for additional information.
Capital Stock
Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from the registration requirements of those laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day that the New York Stock Exchange is open for business.
Item 11.  Shareholder Information
Pricing of Portfolio Shares
The price of the Portfolio’s shares is based on the Portfolio’s net asset value (“NAV”). The Portfolio generally determines its NAV once daily at the close of regular trading on the New York Stock Exchange (“NYSE”), which is normally 4:00 p.m. Eastern Time. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading. The Portfolio does not determine NAV on holidays observed by the NYSE or on any other day when the NYSE is closed. The NYSE is regularly closed on Saturdays and Sundays, New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
The Portfolio seeks to maintain a stable $1.00 NAV, pursuant to procedures established by the Board of Trustees for the Trust, and generally utilizes the amortized cost method. Valuing securities held by the Portfolio on the basis of amortized cost (which approximates market value) involves a constant amortization of premium or accretion of discount to maturity.
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This method is explained further in the Statement of Additional Information. The Portfolio will not value a security at amortized cost, but will instead make a fair value determination for such security, if it determines that amortized cost is not approximately the same as the fair value of the security.
Because many foreign markets close before the U.S. markets, significant events may occur between the close of the foreign market and the close of the U.S. markets, when the Portfolio’s assets are valued, that could have a material impact on the valuation of foreign securities (i.e., available price quotations for these securities may not necessarily reflect the occurrence of the significant event). The Portfolio, subject to oversight by the Board, evaluates the impact of these significant events and adjusts the valuation of foreign securities to reflect the fair value as of the close of the U.S. markets to the extent that the available price quotations do not, in the Adviser‘s opinion, adequately reflect the occurrence of the significant events.
Purchase of Portfolio Shares
Shares of the Portfolio are available for purchase on days on which the NYSE is open for business. The transfer agent, Thrivent Financial Investor Services Inc. (“TFISI”), will process shareholder purchase orders accepted by the Portfolio. All shares are purchased at the net asset value per share of the Portfolio next determined after the purchase request is communicated to the Trust.
The Portfolio will seek to maintain a stable net asset value per share of $1.00 by valuing its investment portfolio using the amortized cost valuation method and will comply with the requirements of Rule 2a-7 under the 1940 Act.
Redemption of Portfolio Shares
Shares of the Portfolio may be redeemed on days on which the NYSE is open for business at the net asset value per share of the Portfolio next determined after the redemption request is communicated to the Trust and determined to be in good order. TFISI, as transfer agent, will process shareholder redemptions accepted by the Portfolio.
The Portfolio typically expects to pay redemption proceeds within one business day after receipt of a redemption request determined to be in good order. Payment may take up to seven days, subject to the limited exceptions as permitted by the SEC. The Portfolio typically expects to meet redemption requests with cash or cash equivalents held by the Portfolio or from proceeds from selling Portfolio assets in connection with the normal course management of the Portfolio. In stressed or otherwise abnormal market conditions, including to meet significant redemption activity by shareholders, the Portfolio may need to sell portfolio assets. In this type of situation, the Portfolio could be forced to sell portfolio securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders.
Although the Portfolio typically expects to pay redemption proceeds in cash, if the Portfolio determines that a cash redemption would be detrimental to remaining shareholders, the Portfolio may pay all or a portion of redemption proceeds to affiliated shareholders with in-kind distributions of the Portfolio’s securities, subject to the requirements of the 1940 Act. In this situation, you would typically receive a pro-rata portion (i.e., a proportionate share) of the Portfolio’s holdings. You may incur brokerage and other transaction costs associated with converting into cash the portfolio securities distributed to you for such in-kind redemptions. The portfolio securities you receive may increase or decrease in value before you convert them into cash. You may incur tax liability when you sell the portfolio securities you receive from an in-kind redemption. There are no redemption charges.
Policy Regarding Frequent Purchases and Redemptions
The Board of Trustees has adopted the following policy with respect to frequent purchases and redemptions of shares of the Portfolio. Because the only shareholders in the Portfolio are affiliates of the Trust and the investments are all “eligible securities” within the meaning of Rule 2a-7, the Portfolio does not restrict the frequency of purchases and redemptions.
Dividends and Distributions
Dividends on shares of the Portfolio are declared daily and distributed monthly from net investment income. Distributions from net long-term capital gains, if any, are made at least annually. Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on distributed capital gains. The
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Portfolio does not expect to realize any material long-term capital gains or losses. Income dividends and capital gains distributions, if any, will be paid at the net asset value on the payment date of the dividend or distribution.
A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.
Tax Consequences
Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.
Under federal law, the income derived from U.S. Government securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government securities does not receive this exempt treatment.
The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Portfolio’s shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.
Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of a Portfolio’s income attributable to U.S. Government securities. The Portfolio is required to withhold 24% of all taxable dividends, distributions and (except in the case of the Portfolio if it maintains a constant net asset value per share) redemption proceeds payable to any noncorporate shareholder that does not provide the Portfolio with its correct taxpayer identification number and certification that the shareholder is not subject to backup withholding.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax adviser.
Item 12.  Distribution Arrangements
Shares of the Portfolio are being offered to Lenders in connection with Thrivent Financial’s securities lending program. Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Portfolio not subject to a sales load or redemption fee. Assets of the Trust are not subject to a Rule 12b-1 fee.
Item 13.  Financial Highlights Information
Not Applicable.
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Part B
Item 14.  Cover Page and Table of Contents
Thrivent Cash Management Trust
Statement of Additional Information
Dated February 28, 2021
Thrivent Cash Management Trust (the “Trust”) is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in an investment portfolio (the “Portfolio”). The Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
This Statement of Additional Information (the “SAI”) supplements the information contained in the Trust’s Prospectus dated February 28, 2021. The SAI is not a Prospectus and should be read in conjunction with the Trust’s Prospectus, which may be obtained by calling 800-847-4836 or writing to 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211.
The Trust’s financial statements for the fiscal year ended October 31, 2020, including the report of independent registered public accounting firm, are included in the Trust’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2020, and are incorporated into this SAI by reference. A copy of the Annual Report is available, without charge and upon request, by calling 800-847-4836. A copy can also be viewed on the SEC’s website (SEC.gov).

Item 15.  Trust History
The Trust was organized as a Massachusetts business trust on August 4, 2004.
Item 16.  Description of the Trust and Its Investments and Risks
The Trust is an open-end, diversified, management investment company.
Investment Policies
The investment policies described below (i) reflect the current practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval. To the extent consistent with the Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:
U.S. Government Securities. The Portfolio may invest in U.S. Government securities. U.S. Government securities refer to a variety of debt securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S. government and by various instrumentalities that have been established or sponsored by the U.S. government. The term also refers to repurchase agreements collateralized by such securities.
U.S. Treasury securities are backed by the full faith and credit of the U.S. government. Other types of securities issued or guaranteed by Federal agencies and U.S. government-sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government. The U.S. government, however, does not guarantee the market price of any U.S. Government securities. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness.
In the case of securities not backed by the full faith and credit of the U.S. government, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment. The investor may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitment.
Repurchase Agreements. The Portfolio may engage in repurchase agreement transactions in pursuit of its investment objective. A repurchase agreement consists of a purchase and a simultaneous agreement to resell an investment for later delivery at an agreed upon price and rate of interest. The Portfolio must take possession of collateral either directly or through a third-party custodian. If the original seller of a security subject to a repurchase agreement fails to repurchase the security at the agreed upon time, the Portfolio could incur a loss due to a drop in the market value of the security during the time it takes the Portfolio to either sell the security or take action to enforce the original seller’s agreement to repurchase the security. Also, if a defaulting original seller filed for bankruptcy or became insolvent, disposition of such security might be delayed by pending court action. The Portfolio may only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers that are found by the Portfolio investment adviser, Thrivent Financial for Lutherans (“Thrivent Financial” or the “Adviser”), to be creditworthy.
Stripped Securities. The Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.
Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. The Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 13 months only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days’ notice.
Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.
Municipal Bonds. The Portfolio may invest in municipal bonds, including taxable ones, which are backed by the United States Treasury or government sponsored agency. States, local governments and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are most often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income. Many taxable municipal bonds offer yields comparable to those of other taxable bonds, such as corporate and agency bonds. Municipal bonds, whether taxable or not, may be rated investment-grade or below investment-grade and pay interest based on fixed or floating rate coupons. Maturities may range from long-term to short-term. Municipal bonds are subject to, among others, market risk, credit risk and interest rate risk.
When-Issued Transactions. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.
The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio’s records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. The Portfolio will not invest more than 25% of its net assets in when-issued securities.
Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.
When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.
LIBOR and Other Reference Rates. A Portfolio’s investments, payment obligations and financing terms may be based on floating rates, such as LIBOR, European Interbank Offer Rate (EURIBOR), Sterling Overnight Interbank Average Rate

(SONIA), and other similar types of reference rates (Reference Rates). The elimination of a Reference Rate or any other changes or reforms to the determination or supervision of a Reference Rate could have an adverse impact on the market for, or value of, any securities or payments linked to those Reference Rates. In addition, any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Portfolio’s performance and/or NAV.
In 2017, the head of the U.K. Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. On November 30, 2020, the administrator of LIBOR announced its intention to delay the phase out of the majority of the U.S. dollar LIBOR publications until June 30, 2023, with the remainder of LIBOR publications to discontinue at the end of 2021. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and any potential effects of the transition away from LIBOR on the Portfolio or its investments are not known. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing a Secured Overnight Financing Rate (SOFR), that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. Markets are slowly developing in response to these new rates. Questions around liquidity impacted by these rates, and how to appropriately adjust these rates at the time of transition, remain a concern for the Portfolio. The transition process might lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates and could also lead to a reduction in the value of some LIBOR-based investments. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Portfolio. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the end of 2021. The effect of any changes to, or discontinuation of, LIBOR on the Portfolio will vary depending, among other things, on (1) existing fallback or termination provisions in individual contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Portfolio until new reference rates and fallbacks for both legacy and new products, instruments and contracts are commercially accepted.
Illiquid Securities. The Portfolio will not invest more than 5% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements of more than seven days’ duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because the Portfolio accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Portfolio to sell portfolio securities to maintain portfolio liquidity.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
Policy on Disclosure of Portfolio Securities
The Trust has adopted policies and procedures relating to disclosure of its portfolio securities. These policies and procedures are designed to allow disclosure of portfolio holdings information where necessary to the operation of the Trust or useful to the Trust’s shareholders without compromising the integrity or performance of the Trust. Except when there are legitimate business purposes for selective disclosure and other conditions (designed to protect the Trust and its shareholders) are met, the Trust does not provide or permit others to provide information about its portfolio holdings on a selective basis. Under no circumstances may the Trust, Thrivent Financial or their affiliates receive any consideration or compensation for disclosing portfolio holdings information.

The Trust includes portfolio holdings information as required in regulatory filings and shareholder reports. The Trust’s portfolio holdings are disclosed on a regular basis in its semiannual and annual reports to shareholders. The Trust also publicly discloses its complete portfolio holdings as of its first and third fiscal quarter-ends on Form N-PORT. The Trust also files detailed month-end portfolio holdings information as required by federal or state securities laws and on Form N-MFP with the SEC each month. The Trust may disclose portfolio holdings information in response to requests by governmental authorities. In addition, Thrivent Financial may distribute or authorize the distribution of information that is not publicly available about the Trust’s portfolio holdings as follows: (i) to its employees and affiliates that provide services to the Trust, (ii) to the Trust’s service providers who require access to the information in order to fulfill their contractual duties relating to the Trust (such service providers may include the Trust’s custodian, auditor, proxy voting service provider, pricing service vendors, liquidity vendors, securities lending agent, and printer), (iii) to certain other parties, such as third-party consultants and ratings and ranking organizations, and (iv) to broker/dealers and certain other entities in order to assist the Trust with potential transactions and management of the Trust.
Before any non-public disclosure of information about the Trust’s portfolio holdings is permitted, however, the Trust’s Chief Compliance Officer or Chief Legal Officer determine that the Trust has a legitimate business purpose for providing the portfolio holdings information, that the release of this information, including the frequency and time lag, will not disadvantage the Trust, that the disclosure is in the best interests of the Trust’s shareholders, and that the recipient agrees or has a duty (i) to keep the information confidential and (ii) not to trade directly or indirectly based on the information. Accordingly, all of the persons with whom an arrangement is made for non-public disclosure will have satisfied the aforementioned requirements.
In accordance with these policies and procedures, the Trust has ongoing arrangements with the following service providers to provide the Trust’s portfolio holdings information:
Service Provider	Service	Frequency
Bloomberg	Trading System & Data Vendor	Daily
Confluence	Regulatory Reporting Vendor	Monthly
DTCC	Systems Vendor	Daily
Donnelley Financial Solutions, Inc.	Regulatory Printer	Quarterly
Donnelley Financial Systems	Website Content	Monthly
FactSet Research Systems Inc.	Systems Vendor	Daily
Fidelity National Information Services, Inc.	Mutual Fund Accounting System Vendor	Daily
Fidelity National Information Services, Inc.	Personal Trading System Vendor	Daily
ICE Data Services	Pricing Service	Daily
IHS Markit	Pricing Service	Daily
Institutional Shareholder Services	Proxy Voting & Class Action Services Vendor	Daily
PricewaterhouseCoopers LLP	Independent Registered Public Accounting Firm	Annually
PricingDirect Inc.	Pricing Service	Daily
State Street Bank and Trust Company	Custodian	Daily
As part of the annual review of the compliance policies and procedures of the Trust, the Chief Compliance Officer will discuss the operation and effectiveness of this Policy and any changes to the Policy that have been made or recommended with the Board.
Investment Restrictions
The Trust has adopted the following fundamental investment policies that may not be changed without the approval of a majority of the shareholders of the Portfolio. The Portfolio may not:
1.	Borrow money, except as a temporary measure for extraordinary or emergency situations or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to one third of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.
2.	Make loans to any person or firm; provided, however, that the Trust is permitted to (i) acquire for investment bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors; or (ii) enter into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1⁄3% of the value of the Portfolio’s total assets.
3.	Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.
4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.
5.	Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.
6.	With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.
7.	Purchase or sell real estate or real estate mortgage loans; provided, however, that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.
8.	Invest in commodities, except that the Portfolio may purchase and sell financial futures contracts and options thereon.
The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.
With respect to the fundamental investment restriction above about industry concentration, the Adviser will define industries according to any one or more widely recognized third-party providers and/or as defined by the Adviser. Third-party industry lists may include the Bloomberg Barclays Classification System (BCLASS3 level) and the Standard and Poor’s Global Industry Classification Standard (GICS) (industry level). The Adviser will also have broad authority to make exceptions from third-party industry lists and determine for the Portfolio how to classify issuers within or among industries based on such issuer’s characteristics and subject to applicable law.
The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.
Item 17. Management of the Trust
The Board of the Trust is responsible for overseeing the Adviser and other service providers who manage the Portfolio’s day-to-day business affairs and for exercising all powers except those reserved to the shareholders. Each Trustee also serves as:

•	Trustee of Thrivent Mutual Funds, a registered investment company consisting of 25 series, which offers Class A and Class S shares;
•	Director of Thrivent Series Fund, Inc., a registered investment company consisting of 32 portfolios that serve as underlying funds for variable contracts issued by Thrivent Financial and separate accounts of insurance companies not affiliated with Thrivent Financial; and
•	Trustee of Thrivent Core Funds, a registered investment company consisting of five funds that are established solely for investment by Thrivent entities.
David S. Royal and Michael W. Kremenak also serve as Trustees of Thrivent Church Loan and Income Fund, a closed-end registered investment company for which the Adviser serves as investment adviser. None of the other Trustees serves on the board of the Thrivent Church Loan and Income Fund.
The Trust, Thrivent Mutual Funds, Thrivent Series Fund, Inc., and Thrivent Core Funds are collectively referred to as the “Thrivent Funds,” and together with Thrivent Church Loan and Income Fund the “Fund Complex.”
Leadership Structure and Oversight Responsibilities
Overall responsibility for oversight of the Trust rests with the Board. The Board has engaged Thrivent Financial to manage the Trust on a day-to-day basis. The Board is responsible for overseeing Thrivent Financial and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Massachusetts law, other applicable laws and the Trust’s organizational documents. The Board is currently composed of nine members, including seven Independent Trustees and two Interested Trustees. An “Independent Trustee” is not an “interested person” (as defined in the 1940 Act) of the Trust, while an “Interested Trustee” is. The Board conducts regular meetings four times a year. In addition, the Board holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel and an industry consultant to assist them in performance of their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chairperson. The Chairperson’s role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairperson may also perform such other functions as may be delegated by the Board from time to time. Except for duties specified herein or pursuant to the Trust’s organizational documents, the designation of Chairperson does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The Board has established five standing committees (described in more detail below) to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. The Board believes that the Board’s current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of the Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of Thrivent Financial and other service providers (depending on the nature of the risk), which carry out the Trust’s investment management and business affairs. Each of Thrivent Financial and the other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board’s general oversight of the Trust and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, Thrivent Financial, the Chief Compliance Officer of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for Thrivent Financial, as appropriate, regarding risks faced by the Trust, and Thrivent Financial’s risk management functions.

The Audit Committee of the Board, which is composed of all Independent Trustees, oversees management of financial risks and controls. The Audit Committee serves as the channel of communication between the independent auditors of the Trust and the Board with respect to financial statements and financial reporting processes, systems of internal control, and the audit process. A representative of business risk management, which functions as the Adviser’s internal audit group, meets with the Audit Committee and provides reports to the Committee in writing and in person on an as-needed basis (but at least annually). Although the Audit Committee is responsible for overseeing the management of financial risks, the entire Board is regularly informed of these risks through Committee reports.
The Ethics and Compliance Committee of the Board, which is composed of all Independent Trustees, monitors ethical and compliance risks and oversees the legal and regulatory compliance matters of the Trust. The Ethics and Compliance Committee meets with and receives reports from the Trust’s Chief Compliance Officer, the Trust’s Anti-Money Laundering Officer and Thrivent Financial personnel on matters relating to the compliance program, the anti-money laundering program, privacy, identity theft prevention, cybersecurity, business continuity planning and other areas. Although the Ethics and Compliance Committee is responsible for overseeing ethical and compliance risks, the entire Board is regularly informed of these risks through Committee reports.
The Investment Committee of the Board, which is composed of all Independent Trustees, is designed to review investment strategies and risks in conjunction with its review of the Trust’s performance. Although the Investment Committee is responsible for oversight of investment risks, the entire Board will be regularly informed of these risks through Committee reports.
The Contracts Committee of the Board, which is composed of all of the Independent Trustees, assists the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of the Trust.
The Governance and Nominating Committee of the Board, which is composed of all of the Independent Trustees, assists the Board in fulfilling its duties with respect to the governance of the Trust, including the review and evaluation of the composition and operation of the Board and its committees, the annual self-assessment of the Board and its committees and periodic review and recommendations regarding compensation of the Independent Trustees. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust.
The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Trust’s compliance program and reports to the Board and the Ethics and Compliance Committee regarding compliance matters for the Trust and its principal service providers. In addition, as part of the Board’s annual review of the Trust’s advisory and other service provider agreements, the Board considers risk management aspects of these entities’ operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.
The Trust’s organizational documents do not set forth any specific qualifications to serve as a Trustee. The charter of the Governance and Nominating Committee also does not set forth any specific qualification. However, the Governance and Nominating Committee has adopted qualification guidelines that the Committee may take into account in considering Trustee candidates and a process for evaluating potential candidates. The qualifications that the Committee takes into consideration include, but are not limited to, a candidate’s connections to the Christian community, experience on other boards, occupation, business experience, education, knowledge regarding investment matters, diversity of experience, personal integrity and reputation and willingness to devote time to attend and prepare for Board and Committee meetings. No one factor is controlling, with respect to either the group or any individual.
The Board has concluded, based on each Trustee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other Trustees, that each Trustee is qualified to serve on the Board. Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with each of the other Trustees, the Adviser, counsel, the Trust’s independent registered public accounting firm and other service providers, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee’s ability to perform his or her duties effectively has been attained through the Trustee’s business, consulting, public service or academic positions and through experience from service as a board member of the Trust and other funds in the Fund Complex, another fund complex, public companies, or non-profit entities or other organizations as set forth below. Each Trustee’s ability to perform his or her duties effectively has been enhanced by his or her educational background, professional training, and/or other experiences. The following is a summary of each Trustee’s particular professional and other experience that qualifies each person to serve as a Trustee of the Trust. Additional details regarding the background of each Trustee are included in the table below this section.
Janice B. Case. Ms. Case has served as a Trustee on the Board of the Thrivent Funds since 2011 and as Chair of the Governance and Nominating Committee since 2012. She has over 40 years of experience in the electric utilities industry, including ten years as an executive officer of a Florida-based electric utility and holding company. Since leaving full-time corporate employment, Ms. Case gained mutual fund industry experience as a former director on the board of another fund complex. While a director on that board, she served on board committees, including as chair of the compensation and proxy voting committees, and as a member of the governance/nominating, contract review and audit committees. Ms. Case has also served as a director on several public corporate and non-profit boards.
Robert J. Chersi. Mr. Chersi has served as a Trustee on the Board of the Thrivent Funds and as Chair of the Audit Committee since 2017. He also has been determined by the Board to be an Audit Committee financial expert. Mr. Chersi has over 30 years of experience in the financial services industry and is the founder of Chersi Services LLC, a financial consulting firm. He is currently the Lead Independent Director and Audit Committee Chair at BrightSphere Investment Group plc. Mr. Chersi is also the Executive Director of the Center for Global Governance, Reporting and Regulation of the Lubin School of Business at Pace University and the Helpful Executive in Reach in the Department of Accounting and Information Systems at Rutgers University. He served as a Director of E*TRADE Bank and E*TRADE Financial Corporation from 2019 to 2020.
Marc S. Joseph. Mr. Joseph has served as a Trustee on the Board of the Thrivent Funds since 2011 and as Chair of the Ethics and Compliance Committee since 2012. He has more than 20 years of experience in the investment industry, including over five years as a portfolio manager for mutual funds and institutional accounts and three years as a chief investment officer. Mr. Joseph is the co-founder of a consulting and advisory firm. As the founder and Managing Director of another private investing and consulting company, he has provided services as a mediator or arbitrator for cases involving disputes with broker-dealers.
Michael W. Kremenak. Mr. Kremenak has served as a Trustee on the Board of the Thrivent Funds since 2021. He has served as Senior Vice President of the Thrivent Funds and Thrivent Church Loan and Income Fund since 2020 and is currently Head of Thrivent Mutual Funds. Mr. Kremenak joined Thrivent Financial in 2013 and served as Secretary and Chief Legal Officer of the Thrivent Funds from 2015 through 2020. Before joining Thrivent Financial, Mr. Kremenak worked in the legal department of a large asset management firm. Mr. Kremenak also served on the board of directors of a non-profit organization from 2014 to 2020, including on its Investment Committee.
Paul R. Laubscher. Mr. Laubscher has served as a Trustee on the Board of the Thrivent Funds since 2009, as Chair of the Board since 2019 and as Chair of the Investment Committee from 2010 through 2018. He is a holder of the Chartered Financial Analyst designation and has over 25 years of experience as a portfolio manager. Mr. Laubscher has served as a senior investment manager of the retirement fund of a large public technology company since 1997.
James A. Nussle. Mr. Nussle has served as a Trustee on the Board of the Thrivent Funds since 2011. He has more than 20 years of public service experience, including serving as a Representative from Iowa in the House of Representatives from 1991 through 2007 and as Director of the U.S. Office of Management and Budget. Mr. Nussle is the President and Chief Executive Officer of the Credit Union National Association, a national trade association for America’s credit unions. Mr. Nussle has gained experience as a director on the advisory board of a private equity firm and on the board of several non-profit organizations.
David S. Royal. Mr. Royal has served as a Trustee on the Board of the Thrivent Funds since 2015. He has over 21 years of experience advising and working for mutual fund complexes. He is currently the President and Chief Investment Officer of the Thrivent Funds, and he has served as Executive Vice President, Chief Investment Officer of Thrivent Financial since 2017. Prior to his current position, Mr. Royal was Deputy General Counsel for Thrivent Financial and the Secretary and Chief Legal Officer of the Thrivent Funds. He has served as President of Thrivent Church Loan and Income Fund since 2018. Before joining Thrivent Financial, Mr. Royal was a partner at an international law firm based in Chicago. Mr. Royal teaches a course at a law school about the investment management industry and also serves on the board of directors of a non-profit organization.

Verne O. Sedlacek. Mr. Sedlacek has served as a Trustee on the Board of the Thrivent Funds since 2017 and as Chair of the Investment Committee since 2019. Mr. Sedlacek has over 35 years of experience in the financial services industry, including eleven years as the former chief executive officer of the Commonfund, an institutional investment firm that provides solutions for strategic investors within the nonprofit and pension investment communities. He has experience as a member on the board of several not-for-profit and for-profit boards, including the Chicago Mercantile Exchange. He also was a certified public accountant.
Constance L. Souders. Ms. Souders has served as a Trustee on the Board of the Thrivent Funds since 2007 and as Chair of the Contracts Committee since 2010. She also served as the Audit Committee financial expert from 2010 through 2016. Ms. Souders has over 20 years of experience in the mutual fund industry, including eight years as the former Treasurer of a mutual fund complex and registered investment adviser and the Financial and Operations General Securities Principal of a mutual fund broker-dealer.
The following table provides additional information about the Trustees and officers of the Trust.
Interested Trustees (1)
Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee and President since 2015	64	Executive Vice President, Chief Investment Officer, Thrivent Financial since 2017; VP, President Mutual Funds, Thrivent Financial from 2015 to 2017	Currently, Director of Thrivent Trust Company and Advisory Board Member of Twin Bridge Capital Partners; Director of Children’s Cancer Research Fund until 2019; Director of Fairview Hospital Foundation until 2017
Michael W. Kremenak (1978)	Trustee since 2021; Senior Vice President since 2020	64	Senior Vice President and Head of Mutual Funds, Thrivent Financial since 2020; Vice President, Thrivent Financial from 2015 to 2020	Director of People Serving People from 2014 to 2020
Independent Trustees (4)
Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Janice B. Case (1952)	Trustee since 2011	63	Retired	Independent Trustee of North American Electric Reliability Corporation (the electric reliability organization (“ERO”) for North America) since 2008

Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Robert J. Chersi (1961)	Trustee since 2017	63	Founder of Chersi Services LLC (consulting firm) since 2014	Director and member of the Audit and Risk Oversight Committees of E*TRADE Financial Corporation and Director of E*TRADE Bank from 2019 to 2020; Lead Independent Director since 2019 and Director and Audit Committee Chair at BrightSphere Investment Group plc since 2016
Marc S. Joseph (1960)	Trustee since 2011	63	Managing Director of Granite Ridge LLP (consulting and advisory firm) since 2009; Managing Director of Triangle Crest (private investing and consulting firm) since 2004	None
Paul R. Laubscher (1956)	Trustee since 2009	63	Portfolio Manager for U.S. private real estate and private equity portfolios of IBM Retirement Funds	None
James A. Nussle (1960)	Trustee since 2011	63	President and Chief Executive Officer of Credit Union National Association since September 2014; Director of Portfolio Recovery Associates (PRAA) since 2010; CEO of The Nussle Group LLC (consulting firm) since 2009	None
Verne O. Sedlacek (1954)	Trustee since 2017	63	Chief Executive Officer of E&F Advisors LLC (consulting) since 2015	Chairman of the Board of Directors of AGB Institutional Strategies from 2016 to 2019
Constance L. Souders (1950)	Trustee since 2007	63	Retired	None
Officers
Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Principal Occupation During the Past 5 Years
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee and President since 2015	Executive Vice President, Chief Investment Officer, Thrivent Financial since 2017; VP, President, Mutual Funds, Thrivent Financial from 2015 to 2017

Name, Address and Year of Birth (2)	Position with Trust and Length of Service (3)	Principal Occupation During the Past 5 Years
Michael W. Kremenak (1978)	Trustee since 2021; Senior Vice President since 2020	Senior Vice President and Head of Mutual Funds, Thrivent Financial since 2020; Vice President, Thrivent Financial from 2015 to 2020
Gerard V. Vaillancourt (1967)	Treasurer and Principal Accounting Officer since 2005	Vice President and Mutual Funds Chief Financial Officer, Thrivent Financial since 2017; Vice President, Mutual Fund Accounting, Thrivent Financial from 2006 to 2017
Edward S. Dryden (1965)	Chief Compliance Officer since 2010	Vice President, Chief Compliance Officer – Thrivent Funds, Thrivent Financial since 2018; Director, Chief Compliance Officer – Thrivent Funds, Thrivent Financial from 2010 to 2018
John D. Jackson (1977)	Secretary and Chief Legal Officer since 2020	Senior Counsel, Thrivent Financial since 2017; Associate General Counsel, RBC Global Asset Management (US) Inc. from 2011 to 2017
Kathleen M. Koelling (5) (1977)	Privacy Officer since 2011	Vice President, Deputy General Counsel, Thrivent Financial since 2018; Privacy Officer, Thrivent Financial since 2011; Anti-Money Laundering Officer, Thrivent Financial from 2011 to 2019; Vice President, Managing Counsel, Thrivent Financial from 2016 to 2018; Senior Counsel, Thrivent Financial from 2002 to 2016
Sharon K. Minta (5) (1973)	Anti-Money Laundering Officer since 2019	Director, Compliance, Anti-Money Laundering Officer and Manager of Identity Theft and Customer Fraud/Special Investigations Unit, Thrivent Financial since 2019; Compliance Manager, Anti-Money Laundering, Customer Fraud/Special Investigations Unit and Identity Theft programs, Thrivent Financial from 2014 to 2019
Troy A. Beaver (1967)	Vice President since 2016	Vice President, Mutual Funds Marketing & Distribution, Thrivent Financial since 2015
Monica L. Kleve (1969)	Vice President since 2019	Vice President, Investment Operations, Thrivent Financial since 2019; Director, Investments Systems and Solutions, Thrivent Financial from 2002 to 2019
Kathryn A. Stelter (1962)	Vice President since 2015	Vice President, Mutual Funds Chief Operations Officer, Thrivent Financial since 2017; Director, Mutual Fund Operations, Thrivent Financial from 2014 to 2017
Jill M. Forte (1974)	Assistant Secretary since 2016	Senior Counsel, Thrivent Financial since 2017; Counsel, Thrivent Financial from 2015 to 2017
Sarah L. Bergstrom (1977)	Assistant Treasurer since 2007	Head of Mutual Fund Accounting, Thrivent Financial since 2017; Director, Fund Accounting Administration, Thrivent Financial from 2007 to 2017

(1)	“Interested person” of the Trust as defined in the 1940 Act by virtue of a position with Thrivent Financial. Mr. Royal and Mr. Kremenak are considered interested persons because of their principal occupations with Thrivent Financial.
(2)	Unless otherwise noted, the address for each Trustee and Officer is 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402-3211.
(3)	Each Trustee generally serves an indefinite term until her or his successor is duly elected and qualified. Officers generally serve at the discretion of the board until their successors are duly appointed and qualified.
(4)	The Trustees, other than Mr. Royal and Mr. Kremenak, are not “interested persons” of the Trust and are referred to as “Independent Trustees.”
(5)	The address for this officer is 4321 North Ballard Road, Appleton, WI 54913.

Committees of the Board of Trustees
Committee	Members (1)	Function	Meetings Held During Last Fiscal Year
Audit	Janice B. Case Robert J. Chersi Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The 1940 Act requires that the Trust’s independent auditors be selected by a majority of those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust. The Audit Committee is responsible for recommending the engagement or retention of the Trust’s independent accountants, reviewing with the independent accountants the plan and the results of the auditing engagement, approving professional services, including permitted non-audit services, provided by the independent accountants prior to the performance of such services, considering the range of audit and non-audit fees, reviewing the independence of the independent accountants, reviewing the scope and results of procedures of internal auditing, and reviewing the system of internal accounting control.	4
Contracts	Janice B. Case Robert J. Chersi Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The function of the Contracts Committee is to assist the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of the Trust.	6
Ethics and Compliance	Janice B. Case Robert J. Chersi Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The function of the Ethics and Compliance Committee is to monitor the ethics of the Adviser and oversee the legal and regulatory compliance matters of the Trust.	4
Governance and Nominating	Janice B. Case Robert J. Chersi Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The Governance and Nominating Committee assists the Board in fulfilling its duties with respect to the governance of the Trust, including recommendations regarding evaluation of the Board, compensation of the Trustees and composition of the committees and the Board’s membership. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust.	4
Investment	Janice B. Case Robert J. Chersi Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The Investment Committee assists the Board in its oversight of the investment performance of the Trust; the Trust’s consistency with its investment objective and style; and management’s selection of any applicable benchmarks, peer groups and other performance measures for the Trust. In addition, the Committee assists the Board in its review of investment-related aspects of management’s proposals such as any new series of the Trust or reorganizations of the Trust or its series.	6

(1)	All of the Independent Trustees serve as members of each Committee.

Beneficial Interest in the Trust by Trustees
The following table provides information, as of December 31, 2020 regarding the dollar range of beneficial ownership by each Trustee of the Trust. The dollar range shown in the third column reflects the aggregate amount of each Trustee’s beneficial ownership in all registered investment companies, not including ownership through deferred compensation, within the investment company complex that are overseen by the Trustee. In addition, the last column sets forth the dollar range of each Trustee’s deferred compensation, which is effectively invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. For more information on the deferred compensation plan and for the aggregate amount of each Trustee’s deferred compensation, see “Compensation of Trustees” below.
Interested Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
David S. Royal	None	Over $100,000
Michael W. Kremenak	None	Over $100,000
Independent Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex	Dollar Range Through Deferred Compensation
Janice B. Case	None	Over $100,000	None
Robert J. Chersi	None	Over $100,000	None
Marc S. Joseph	None	$10,001-$50,000	Over $100,000
Paul R. Laubscher	None	Over $100,000	Over $100,000
James A. Nussle	None	Over $100,000	None
Verne O. Sedlacek	None	Over $100,000	None
Constance L. Souders	None	None	Over $100,000
Compensation of Trustees
The Trust makes no payments to any of its officers for services performed for the Trust. The Independent Trustees are paid an annual base compensation of $195,000 to serve on the Boards of the Fund Complex. Each Trustee also receives $5,000 for each in-person meeting attended. The Board Chair is compensated an additional $80,000 per year; the Chair of the Audit Committee, who also serves as the Audit Committee Financial Expert, is compensated an additional $40,000 per year; the Chair of the Contracts Committee, the Chair of the Investment Committee, the Chair of the Governance and Nominating Committee and the Chair of the Ethics and Compliance Committee are each compensated an additional $20,000 per year. Independent Trustees are reimbursed by the Trust for any expenses they may incur by reason of attending Board meetings or in connection with other services they may perform in connection with their duties as Trustees of the Trust. The Trustees receive no pension or retirement benefits in connection with their service to the Trust.
The following table provides the amounts of compensation paid to the Trustees either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended October 31, 2020:
Name of Trustee (1)	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2020	Total Compensation Paid by Trust and the Fund Complex for Fiscal Year Ending October 31, 2020
Janice B. Case	$ 966	$235,000
Robert J. Chersi	$1,048	$255,000
Marc S. Joseph	$ 966	$235,000
Paul R. Laubscher	$1,106	$295,000
James A. Nussle	$ 884	$215,000

Name of Trustee (1)	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2020	Total Compensation Paid by Trust and the Fund Complex for Fiscal Year Ending October 31, 2020
Verne O. Sedlacek	$ 966	$235,000
Constance L. Souders	$ 966	$235,000

(1)	The Trust has adopted a deferred compensation plan for the benefit of the disinterested Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is effectively invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. The Trustees participating in the deferred compensation plan do not actually own shares of the Thrivent Mutual Funds through the plan, since deferred compensation is a general liability of the Thrivent Mutual Funds. However, a Trustee’s return on compensation deferred is economically equivalent to an investment in the applicable Thrivent Mutual Funds. For compensation paid during the fiscal year ended October 31, 2020, the total amount of deferred compensation payable to Mr. Joseph was $117,500.
Code of Ethics
The Trust and Thrivent Financial have each adopted a code of ethics pursuant to the requirements of the 1940 Act. Under the Codes of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person’s position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.
Proxy Voting Policies
The Board has delegated to Thrivent Financial, the Trust’s investment adviser, the responsibility for voting any proxies with respect to the Portfolio in accordance with the proxy voting policies adopted by Thrivent Financial. The Adviser’s proxy voting policy is included in Appendix B. Information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge by calling 800-847-4836, or at SEC.gov where it is filed on form N-PX.
Item 18.  Control Persons and Principal Holders of Securities
Control Persons and Principal Holders
The shareholders of the Portfolio are affiliates of the Portfolio, which is managed by Thrivent Financial. The shareholders include other mutual funds advised by Thrivent Financial or affiliates of Thrivent Financial. The table below identifies the Thrivent sponsored mutual funds that own of record or are known by the Trust to own beneficially 5% or more of any class of the Portfolio’s outstanding shares (Principal Holders) or 25% or more of the Portfolio’s outstanding shares (Control Persons). A shareholder who beneficially owns more than 25% of the Portfolio’s shares is presumed to “control” the Portfolio, as that term is defined in the 1940 Act, and may have a significant impact on matters submitted to a shareholder vote. A shareholder who beneficially owns more than 50% of the Portfolio’s outstanding shares may be able to approve proposals, or prevent approval of proposals, without regard to votes by other Portfolio shareholders. The information provided in the table for the Portfolio is as of January 29, 2021.
Fund	Shareholder	Percent Owned
Thrivent Cash Management Trust	Thrivent Mid Cap Stock Fund	10.06%
	Thrivent Mid Cap Stock Portfolio	9.53%
	Thrivent Moderate Allocation Portfolio	7.83%
	Thrivent Small Cap Index Portfolio	6.24%
	Thrivent Moderately Aggressive Allocation Portfolio	6.08%
Management Ownership
As of January 29, 2021, the Trust’s officers and Trustees owned less than 1% of the shares of the Trust.

Item 19.  Investment Advisory and Other Services
Service Providers
Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:
Investment Adviser:	Thrivent Financial
Administrator:	Thrivent Financial
Distributor:	Thrivent Distributors, LLC
Custodian:	State Street Bank and Trust Company
Transfer Agent:	Thrivent Financial Investor Services Inc.
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP
Adviser
Thrivent Financial serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of August 25, 2004 (“Advisory Agreement”), by and between the Adviser and the Trust. Thrivent Financial is a Wisconsin corporation chartered as a fraternal benefit society. The Adviser’s mailing address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The officers of the Trust are affiliated with Thrivent Financial in the following capacities:
Affiliated Person	Position with Trust	Position with Thrivent Financial
David S. Royal	Trustee, President and Chief Investment Officer	Senior Vice President, Chief Investment Officer
Michael W. Kremenak	Trustee and Senior Vice President	Senior Vice President and Head of Mutual Funds
Gerard V. Vaillancourt	Treasurer and Principal Accounting Officer	Vice President and Mutual Funds Chief Financial Officer
Edward S. Dryden	Chief Compliance Officer	Vice President, Chief Compliance Officer – Thrivent Funds
John D. Jackson	Secretary and Chief Legal Officer	Senior Counsel
Kathleen M. Koelling	Privacy Officer	Vice President, Deputy General Counsel; Privacy Officer
Sharon K. Minta	Anti-Money Laundering Officer	Director, Compliance, Anti-Money Laundering Officer and Manager of Identity Theft and Customer Fraud/Special Investigations Unit
Troy A. Beaver	Vice President	Vice President, Mutual Funds Marketing & Distribution
Monica L. Kleve	Vice President	Vice President, Investment Operations
Kathryn A. Stelter	Vice President	Vice President, Mutual Funds Chief Operations Officer
Jill M. Forte	Assistant Secretary	Senior Counsel
Sarah L. Bergstrom	Assistant Treasurer	Head of Mutual Fund Accounting
Under the Advisory Agreement, the Adviser directs the Portfolio’s investments in accordance with its investment objective, policies and limitations. For these services, the Trust pays a fee to the Adviser at the rates stated in the Prospectus. The Trust paid the Adviser $252,250 for the fiscal year ended October 31, 2020, $224,907 for the fiscal year ended October 31, 2019, and $250,307 for the fiscal year ended October 31, 2018.
The Advisory Agreement was approved by the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined in Section 2(a) (19) of the 1940 Act (“Independent Trustees”), and will continue in effect from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees on an annual basis. The Advisory Agreement may be terminated without penalty by the Adviser upon 60 days’ written notice, or by the Trust on behalf of the Portfolio upon 60 days’ written notice, and will terminate automatically upon its assignment.

Administrator
Thrivent Financial (the “Administrator”) serves as the administrator of the Portfolio pursuant to an Administration Contract dated as of August 25, 2004 (“Administration Contract”) by and between Thrivent Financial and the Trust. Under the Administration Contract, the Administrator will, among other things, (i) provide the Portfolio with administrative and clerical services, including the maintenance of the Portfolio’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and Confidential Offering Memorandum, and (iii) provide proxy materials and reports to Portfolio shareholders and the SEC.
The Administrator also provides certain accounting and pricing services to the Trust. These services include calculating the Trust’s daily net asset value per share; maintaining original entry documents and books of record and general ledgers; posting cash receipts and disbursements; reconciling bank account balances monthly; recording purchases and sales; and preparing monthly and annual summaries to assist in the preparation of financial statements of, and regulatory reports for, the Trust. For these services, the Trust paid the Administrator $90,000 for the fiscal year ended October 31, 2020, $90,000 for the fiscal year ended October 31, 2019, and $90,000 for the fiscal year ended October 31, 2018.
The Administration Contract was approved initially for a one-year term by the Trustees and continues in effect from year to year upon annual approval of a majority of the Trustees, including a majority of the Independent Trustees. Either the Administrator or the Trust may terminate the Administration Contract upon providing 60 days prior written notice to the other party.
Distributor
Thrivent Distributors, LLC, 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211 serves as the principal underwriter and distributor for the Trust pursuant to a Distribution Agreement dated as of January 1, 2018 (“Distribution Agreement”) by and between Thrivent Distributors, LLC and the Trust.
The Distribution Agreement was initially approved by the Board of Trustees, including a majority of the Independent Trustees, for a two year period and continues in effect from year to year upon annual approval of the Trustees, including a majority of the Independent Trustees.
Custodian
State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian for the Trust.
Transfer Agent
Thrivent Financial Investor Services Inc., 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211 serves as the transfer agent for the Trust.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, serves as the Trust’s independent registered public accounting firm providing professional services including audits of the Trust’s annual financial statements, assistance and consultation in connection with SEC filings, and review and signing of the annual income tax returns filed on behalf of the Trust.
Item 20.  Portfolio Managers
Not Applicable

Item 21.  Brokerage Allocation and Other Practices
All portfolio transactions are placed on behalf of the Trust by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The Trust did not pay any underwriting commissions during the fiscal year ending October 31, 2020.
Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides that in executing portfolio transactions and selecting brokers or dealers, the Adviser shall use its best efforts to seek, on behalf of the Trust, the best overall terms available. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.
The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction. In evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Trust and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Trust to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. To the extent applicable, the provisions of the European Union’s second Markets in Financial Instruments Directive, known as MiFID II, could have an impact on the allocation of brokerage transactions and the receipt and compensation for research services by the Adviser. Certain services received by the Adviser attributable to the portfolio transactions of the Trust may benefit one or more other accounts for which the Adviser or its affiliate exercises investment discretion, and may not directly benefit the particular accounts that generated the brokerage commissions used to acquire the research product or service, including the Trust. The adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.
The Trust held securities of its “regular broker or dealers,” as that term is defined in Rule 10b-1 under the 1940 Act, as of October 31, 2020 as follows:
Regular Broker or Dealer (or Parent)	Aggregate Holdings
BlackRock, Inc.	$137,290,000
RBC Capital Markets	$25,000,000
The Bank of New York Mellon	$506,000
Goldman, Sachs & Company	$5,000
Item 22.  Capital Stock and Other Securities
Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per shares, which may be divided into one or more series or classes of shares. Each share of any series shall represent an equal proportionate share in the assets of that series with each other share in that series. The Trustees may authorize the creation of additional series of shares and additional classes of shares within any series, subject to the terms of the Declaration of Trust. The Trustees have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series and class of shares. As of the date of the SAI, the Trust is comprised of a single portfolio series with a single class of shares.
The Declaration of Trust provides that no shareholder shall be subject to any personal liability to any person in connection with Trust property or the acts, obligations or affairs of the Trust.
The Declaration of Trust may be amended by a majority shareholder vote, as described in the Declaration of Trust. The Trustees may amend the Declaration of Trust under certain limited circumstances, provided that the purpose of the amendment does not adversely affect the rights of any shareholder. No amendment to the Declaration of Trust may be made that would change any rights with respect to any Trust or series shares by reducing the amount payable to such shares upon liquidation of the Trust or series or by diminishing or eliminating any voting rights pertaining to such shares, except with the approval of the holders of two thirds of the Trust or series shares outstanding and entitled to vote or by such other vote as established by the Trustees with respect to such shares. In addition, the Declaration of Trust may not be amended to impair the exemption from personal liability of the shareholders of the Trust or to permit assessment upon shareholders.
The Trust will not have an annual meeting of shareholders. Special meetings of shareholders may be convened by the Board of Trustees or upon written request by shareholders holding not less than one-third in amount of the entire number of shares issued and outstanding and entitled to vote.
Item 23.  Purchase, Redemption and Pricing of Shares
Manner in Which Shares are Offered and Redeemed
Shares of the Trust are being offered to clients of Thrivent Financial’s securities lending program, which are the series of Thrivent Mutual Funds and Thrivent Series Fund, Inc. Shares of the Trust are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Shares are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee. The Trust will pay redemption requests within seven days following receipt of all required documents, subject to the limited exceptions as permitted by the SEC.
Valuation of Trust Shares
The net asset value per share is generally determined at the close of regular trading on the NYSE, or any other day as provided by Rule 22c-1 under the 1940 Act. Determination of net asset value may be suspended when the NYSE is closed or if certain emergencies have been determined to exist by the Securities and Exchange Commission, as allowed by the 1940 Act. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading.
It is the policy of the Trust to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 net asset value per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Trust uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Trust would receive if it sold the instrument.
The Trustees have established procedures reasonably designed to stabilize the Trust’s price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Trust’s net asset value using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 0.4 of one percent.
Item 24.  Taxation of the Trust
Federal Taxes
The Trust intends to qualify each taxable year for treatment as a separate regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Trust is not liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Trust distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses. For the Trust to qualify as a RIC it also must abide by all of the following requirements: (i) at least 90% of the Trust’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (ii) at the close of each quarter of the Trust’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICS, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the total assets of the Trust and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Trust’s taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer, or of two or more issuers in the same or similar industry which are controlled by the Trust (other than U.S. Government securities or the securities of other RICs).
The Trust will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98.2% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Trust subsequent to December 31 but prior to February 1 of the following year.
For federal income tax purposes, all dividends are taxable to a shareholder whether paid in cash or in shares. Dividends from investment company taxable income, which includes net investment income and net short-term capital gain in excess of net long term capital loss are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss (“net capital gain”), if any, are taxable to a shareholder as long-term capital gains for federal income tax purposes without regard to the length of time a shareholder has held shares of the Trust. The federal income tax status of all distributions will be reported to shareholders annually.
Upon a redemption, exchange or other disposition of shares of a Trust in a transaction that is treated as a sale for tax purposes, a shareholder that is subject to tax generally will realize a taxable gain or loss on the difference between the redemption proceeds and the shareholder’s tax basis in his or her shares. Generally, no gain or loss should result upon a redemption of shares of the Trust, provided that the Trust maintains constant net asset value per share. If a shareholder receives (or is deemed to receive) a distribution taxable as long-term capital gain with respect to shares of the Trust and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution. In addition, any loss realized on a redemption or other disposition of shares may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other investments in the same fund (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the redemption or other disposition of the shares. In such a case, the disallowed portion of any loss generally would be included in the federal income tax basis of the shares acquired.
Shareholders may be subject to 24% backup withholding on reportable payments including dividends, capital gain distributions, and (except in the case they maintain a constant net asset value per share), the proceeds of redemptions and exchanges, if they fail to furnish the Trust with their correct taxpayer identification number and certain certifications. The Trust may nevertheless be required to withhold if it receives notice from the Internal Revenue Service or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Trust and its shareholders who are U.S. persons (i.e., U.S. citizens or residents and U.S. corporations, partnerships, trusts or estates) and who are subject to U.S. federal income tax. This discussion does not address special tax rules applicable to certain classes of investors, such as tax-exempt or tax-deferred plans, accounts or entities, insurance companies, securities dealers and financial institutions.
Circumstances among investors may vary, and each investor is encouraged to discuss an investment in the Trust with the investor’s tax adviser regarding the applicable requirements in the investor’s particular state, as well as the federal, and any other state or local, tax consequences of ownership of, and receipt of distributions from, the Trust in the investor’s particular circumstances.

Item 25.  Underwriters
Underwriting and Distribution Services
The Portfolio’s principal underwriter and distributor, Thrivent Distributors, is a Delaware limited liability company organized in 2015. Thrivent Distributors is an indirect wholly owned subsidiary of Thrivent Financial and is located at 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The officers and directors of Thrivent Distributors who are affiliated with the Trust are set forth below under “Affiliated Persons.”
The Distribution Agreement was initially approved by the Board of Trustees, including a majority of the Independent Trustees, on January 1, 2018 for a two year period, and will continue in effect from year to year so long as its continuance is approved at least annually by the Board of Trustees, including a majority of the Independent Trustees.
Underwriting Commissions
Thrivent Distributors does not receive underwriting commissions from the Trust.
12b-1 Distribution Plan
Assets of the Portfolio are not subject to a Rule 12b-1 fee.
Affiliated Persons
The following officers of Thrivent Distributors are affiliated with the Trust.
Affiliated Person	Position with Trust	Position with Thrivent Distributors
David S. Royal	Trustee, President and Chief Investment Officer	Elected Manager
Michael W. Kremenak	Trustee and Senior Vice President	Elected Manager
Gerard V. Vaillancourt	Treasurer and Principal Accounting Officer	Elected Manager and Vice President
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Secretary and Chief Legal Officer
Troy A. Beaver	Vice President	Chief Executive Officer
Kathryn A. Stelter	Vice President	Vice President
Item 26.  Calculation of Performance Data
Not Applicable.
Item 27.  Financial Statements
The Annual Report for the Portfolio for the fiscal year ended October 31, 2020, which includes the Report of Independent Registered Public Accounting Firm and financial statements, is a separate report furnished with this SAI and is incorporated herein by reference.

Appendix A
Description of Debt Ratings
A Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by Thrivent Asset Mgt. to be of comparable quality). The percentage of a Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by Thrivent Asset Mgt.
Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by Thrivent Asset Mgt.
Below Investment Grade, High Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s, BBB by S&P or Fitch and comparable securities. They are deemed predominately speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Global Long-Term Obligation Ratings
Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.
Aaa:	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa:	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:	Obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa:	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B:	Obligations rated B are considered speculative and are subject to high credit risk.
Caa:	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Global Short-Term Ratings
Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1:	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2:	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3:	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP:	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
US Municipal Short-Term Debt and Demand Obligation Ratings
Short-Term Obligation Ratings
There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels — MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.
MIG 1:	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2:	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.
VMIG 1:	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2:	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3:	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG:	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Standard & Poor’s Ratings Services
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on the following considerations:
•	Likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the obligation;
•	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA:	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB:	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
B:	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
CCC:	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC:	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.
C:	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.
D:	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
NR:	This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.
Plus (+) or minus (-):	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Short-Term Issue Credit Ratings
A-1:	A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.
A-2:	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.
A-3:	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
B:	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.
C:	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.
D:	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
Fitch, Inc.
Long-Term Credit Ratings
Investment Grade
AAA:	Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA:	Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A:	High credit quality. “A” ratings denote low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB:	Good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade
BB:	Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B:	Highly speculative. ‘B’ ratings indicate that material credit risk is present.
CCC:	Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC:	Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.
C:	Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream, and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, structured and sovereign obligations, and up to 36 months for obligations in US public finance markets.
F1:	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2:	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3:	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B:	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C:	High short-term default risk. Default is a real possibility.
RD:	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.
D:	Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

Appendix B—Proxy Voting Policies

Thrivent Financial for Lutherans and

Thrivent Asset Management, LLC

Proxy Voting Policies and Procedures Summary

Responsibility to Vote Proxies

Overview. Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (collectively, in their capacity as investment advisers, “Thrivent”) have adopted Proxy Voting Policies and Procedures (“Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting Thrivent’s fiduciary duty with regard to the voting of client proxies, including investment companies which it sponsors and for which it serves as investment adviser (“Thrivent Funds”) and by institutional accounts who have requested that Thrivent be involved in the proxy process.

Fiduciary Considerations. It is the policy of Thrivent that decisions with respect to proxy issues will be made primarily in light of the anticipated impact of the issue on the desirability of investing in the portfolio company from the viewpoint of the particular client. Thrivent seeks to vote proxies solely in the interests of the client, including Thrivent Funds. Thrivent votes proxies, where possible to do so, in a manner consistent with its fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.

Administration of Policies and Procedures

Thrivent has formed a committee that is responsible for establishing positions with respect to corporate governance and other proxy issues, as well as overseeing the environmental, social and governance (“ESG”) analysis components of Thrivent’s investment processes (“Committee”). Annually, the Committee reviews the Policies and Procedures, including in relation to recommended changes reflected in applicable benchmark policies and voting guidelines of Institutional Shareholder Services Inc. (“ISS”). As discussed below, Thrivent may, with the approval of the Committee, vote proxies other than in accordance with the applicable voting guidelines in the Policies and Procedures.

How Proxies are Reviewed, Processed and Voted

In order to facilitate the proxy voting process, Thrivent has retained ISS as an expert in the proxy voting and corporate governance areas. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. These services include custom vote recommendations, research, vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibilities. ISS analyzes each proxy vote of Thrivent’s clients and prepares a recommendation that reflects ISS’s application of the Policies and Procedures. Thrivent will, in most cases, vote proxies following the applicable market-specific ISS Sustainability Proxy Voting Guidelines (“Sustainability Guidelines”). In other cases, Thrivent will vote proxies following the applicable market-specific ISS Proxy Voting Guidelines (“ISS Guidelines”) or using ISS’s research and recommendations and a determination by investment management or other Thrivent personnel as the circumstances warrant, which may include items not addressed by the voting guidelines. The Sustainability Guidelines have been developed consistent with the dual objectives of socially responsible shareholders – financial and social. The Sustainability Guidelines seek to reflect a broad consensus of the socially responsible investing community on matters of social and environmental import and are based on a commitment to create and preserve economic value and to advance principles of good corporate governance consistent with responsibilities to society as a whole on matters of corporate governance, executive compensation, and corporate structure. With regard to voting proxies for the Thrivent ESG Index Portfolio, Thrivent votes proxies in accordance with the Sustainability Guidelines.

Proxy Voting Process Overview

Thrivent utilizes ISS’s voting agent services to notify us of upcoming shareholder meetings for portfolio companies held in client accounts and to transmit votes on behalf of our clients. ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding Thrivent’s clients’ portfolio company proxies to assist in the proxy voting process. The final authority and responsibility for proxy voting decisions remains with Thrivent. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our respective clients.

Thrivent may on any particular proxy vote determine that it is in the best interests of its clients to diverge from the Policies and Procedures’ applicable voting guidelines. In such cases, the person requesting to diverge from the Policies and Procedures’ applicable voting guidelines is required to document in writing the rationale for their vote and submit all written documentation to the Committee for review and approval. In determining whether to approve any particular request, the Committee will determine that the request is not influenced by any conflict of interest and is in the best interests of Thrivent’s clients.

Summary of Thrivent’s Voting Policies

Specific voting guidelines have been adopted by the Committee for regularly occurring categories of management and shareholder proposals. The detailed voting guidelines are available to Thrivent’s clients upon request. The following is a summary of significant Thrivent policies, which are generally consistent with the Sustainability Guidelines or ISS Guidelines referenced above:

Board Structure and Composition Issues – Thrivent believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairperson of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Boards should be sufficiently diverse to ensure consideration of a wide range of perspectives. Individual directors, in turn, are expected to devote significant amounts of time to their duties and to limit the number of directorships they accept. As such, Thrivent withholds votes for directors who miss more than one-fourth of the scheduled board meetings. Thrivent votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reasons, Thrivent votes for proposals that seek to fix the size of the board.

Executive and Director Compensation –These proposals necessitate a case-by-case evaluation. Generally, Thrivent opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.

Ratification of Auditors - Thrivent votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position; non-audit fees paid represent 50 percent or more of the total fees paid to the auditor; or poor accounting practices are identified that rise to a serious level of concern.

Mergers and Acquisitions - Thrivent votes on mergers and acquisitions on a case-by-case basis, taking into account and balancing the following: anticipated financial and operating benefits, including the opinion of the financial advisor, market reaction, offer price (cost vs. premium) and prospects of the combined companies; how the deal was negotiated; potential conflicts of interest between management’s interests and shareholders’ interests; and changes in corporate governance and their impact on shareholder rights.

Anti-takeover and Corporate Governance Issues - Thrivent generally opposes anti-takeover measures since they adversely impact shareholder rights. When voting on capital structure issues, Thrivent considers the dilutive impact to shareholders and the effect on shareholder rights.

Social, Environmental and Corporate Responsibility Issues - Thrivent generally supports proposals that seek standardized reporting, or that request information regarding a company’s adoption of, adherence to, relevant norms, standards, codes of conduct, or universally recognized international initiatives to promote disclosure and transparency. When voting on matters with apparent economic or operational impacts on the company, Thrivent realizes that the precise economic effect of such proposals is often unclear. Where this is the case, Thrivent typically utilizes a case-by-case approach.

Shareblocking - Shareblocking is the practice in certain foreign countries of “freezing” shares for trading purposes in order to vote proxies relating to those shares. Thrivent generally refrains from voting shares in shareblocking countries unless the matter has compelling economic consequences that outweigh the loss of liquidity in the blocked shares.

Applying Proxy Voting Policies to non-U.S. Companies – Thrivent applies a two-tier approach to determining and applying global proxy voting policies. The first tier establishes baseline policy guidelines for the most fundamental issues, which apply without regard to a company’s domicile. The second tier takes into account various idiosyncrasies of different countries, making allowances for standard market practices, as long as they do not violate the fundamental goals of good corporate governance. The goal is to enhance shareholder value through effective use of the shareholder franchise, recognizing that applying policies developed for U.S. corporate governance may not appropriate for all markets.

Monitoring and Resolving Conflicts of Interest – Thrivent/clients

The Committee is responsible for monitoring and resolving possible material conflicts between the interests of Thrivent and those of its clients with respect to proxy voting. Examples of situations where conflicts of interest can arise are when i) the issuer is a vendor whose products or services are material to Thrivent’s business; ii) the issuer is an entity participating to a material extent in the distribution of proprietary investment products advised, administered or sponsored by Thrivent; iii) an Access Person1 of Thrivent also serves as a director or officer of the issuer; and iv) there is a personal conflict of interest (e.g., familial relationship with company management). Other circumstances or relationships can also give rise to potential conflicts of interest.

All material conflicts of interest will be resolved in the interests of the clients. Application of the Policies and Procedures’ applicable voting guidelines to vote client proxies is generally relied on to address possible conflicts of interest since the voting guidelines are pre-determined by the Committee. Other methods for addressing potential conflicts of interest will be evaluated on a case by case basis and may include a vote in accordance with ISS’s recommendation, among other methods.

In cases where Thrivent is considering overriding these Policies and Procedures’ applicable voting guidelines, or in the event matters presented for vote are not governed by such guidelines, the Committee will follow these or other similar procedures:

●

Compliance, in consultation with Legal, will conduct a review to seek to identify any potential material conflicts of interest. If no material conflict of interest is identified, the proxy will be voted as determined by the Committee or the appropriate Thrivent personnel under these policies and procedures.

1 “Access Person” has the meaning provided under the current Thrivent Code of Ethics.

●

If a material conflict of interest is identified, the Committee will be apprised of that fact and the Committee will evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what Thrivent believes to be the best interests of clients, and without regard for the conflict of interest. The Committee will document its vote determination, including the nature of the conflict, the Committee’s analysis of the matters submitted for proxy vote, and the reasons why the Committee determined that the votes were cast in the best interests of clients.

Certain Thrivent Funds (“top tier fund”) may own shares of other Thrivent Funds (‘‘underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what Thrivent believes to be in the top tier fund’s best interest.

Securities Lending

Thrivent will generally not vote nor seek to recall in order to vote shares on loan, unless it determines that a vote would have a material effect on an investment in such loaned security.

Oversight, Reporting and Record Retention

Retention of Proxy Service Provider and Oversight of Voting

In overseeing proxy voting generally and determining whether or not to retain the services of ISS, Thrivent performs the following functions, among others, to determine that Thrivent continues to vote proxies in the best interest of its clients: i) periodic sampling of proxy votes; ii) periodic reviews of Thrivent’s Policies and Procedures to determine they are adequate and have been implemented effectively, including whether they continue to be reasonably designed to ensure that proxies are voted in the best interest of Thrivent’s clients; iii) periodic due diligence on ISS designed to monitor ISS’s a) capacity and competency to adequately analyze proxy issues, including the adequacy and quality of its staffing and personnel, as well as b) its methodologies for developing vote recommendations and ensuring that its research is accurate and complete; and iv) periodic reviews of ISS’s procedures regarding their capabilities to identify and address conflicts of interest.

Proxy statements and solicitation materials of issuers (other than those which are available on the SEC’s EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent retains documentation on shares voted differently than the Thrivent Policies and Procedures voting guidelines, and any document which is material to a proxy voting decision such as the Thrivent Policies and Procedures voting guidelines and the Committee meeting materials.

ISS provides Vote Summary Reports for each Thrivent Fund. The report specifies the company, ticker, cusip, meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the Thrivent Fund voted with or against company management.

PART C
Item 28.
Exhibits

(a)(1)	Declaration of Trust, effective as of August 5, 2004, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-21622, filed on August 25, 2004.
(a)(2)	Amendment No. 1 to the Declaration of Trust, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(b)(1)	By-Laws, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-21622, filed on August 25, 2004.
(b)(2)	Amended and Restated By-Laws, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(c)	None.
(d)(1)
Investment Advisory Agreement between Thrivent Financial Securities Lending Trust and Thrivent Financial for
Lutherans, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no.
811-21622, filed on August 25, 2004.

(d)(2)	Amendment No. 1 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(e)
Distribution Agreement between Thrivent Cash Management Trust and Thrivent Distributors, LLC, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on
February 28, 2018.

(f)	Not Applicable.
(g)
Master Custodian Agreement with State Street Bank and Trust Company, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.

(h)(1)
Administration Contract between Thrivent Financial Securities Lending Trust and Thrivent Financial for
Lutherans, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-
21622, filed on February 4, 2005.

(h)(2)	Amendment No. 1 to Administration Contract, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 19, 2008.
(h)(3)	Amendment No. 2 to Administration Contract, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 20, 2009.
(h)(4)	Amendment No. 3 to Administration Contract, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(h)(5)
Transfer Agency and Service Agreement between Thrivent Cash Management Trust, Thrivent Core Funds and
Thrivent Financial Investor Services Inc., incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2017.

(h)(6)	Amendment No. 1 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.
(h)(7)	Amendment No. 2 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.
(h)(8)	Amendment No. 3 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.
(h)(9)	Amendment No. 4 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2020.
(h)(10)	Amendment No. 5 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2020.
(i)	Not Applicable.
(j)	Not Applicable.
(k)	Not Applicable.
(l)	None.
(m)	Not Applicable.
(n)	Not Applicable.
(o)	Not Applicable.
(p)	Code of Ethics (Rule 17j-1) for Registrant, filed herewith.
(q)(1)	Powers of Attorney, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2019.

(q)(2)	Power of Attorney, filed herewith.
Item 29.
Persons Controlled by or under Common Control with Registrant
Registrant is a Massachusetts business trust organized on August 4, 2004. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent Financial”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.
The following list shows the relationship of each wholly owned direct and indirect subsidiary to Thrivent Financial, except as indicated below. Financial statements of Thrivent Financial will be presented on a consolidated basis.

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent Financial	Fraternal benefit society offering financial services and products	Wisconsin
Thrivent Financial Holdings, Inc.	Holding company with no independent operations	Delaware
Thrivent Trust Company	Federally chartered limited purpose trust bank	Federal Charter
Thrivent Trust Company of Tennessee, Inc.	Public trust company	Tennessee
Thrivent Investment Management Inc.	Broker-dealer and investment adviser	Delaware
North Meadows Investment Ltd.	Organized for the purpose of holding and investing in real estate	Wisconsin
Thrivent Financial Investor Services Inc.	Transfer agent	Pennsylvania
Thrivent Insurance Agency Inc.	Licensed life and health agency	Minnesota
Newman Financial Services, LLC	Limited Liability Company	Minnesota
Thrivent Asset Management, LLC	Investment adviser	Delaware
Thrivent Distributors, LLC	Limited Liability Company	Delaware
Thrivent Advisor Network, LLC	Limited Liability Company	Delaware
White Rose GP I, LLC[1]	General partner	Delaware
White Rose Fund I Equity Direct, L.P.[2]	Private equity fund	Delaware
White Rose Fund I Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund GP II, LLC[1]	General partner	Delaware
Thrivent White Rose Fund II Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund II Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund GP III, LLC[1]	General partner	Delaware
Thrivent White Rose Fund III Mezzanine Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund III Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund III Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund GP IV, LLC[1]	General partner	Delaware
Thrivent White Rose Fund IV Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund IV Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund GP V, LLC[1]	General partner	Delaware
Thrivent White Rose Fund V Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund V Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund GP VI, LLC[1]	General partner	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Fund VI Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund VI Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund GP VII, LLC[1]	General partner	Delaware
Thrivent White Rose Fund VII Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund VII Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund GP VIII, LLC[1]	General partner	Delaware
Thrivent White Rose Fund VIII Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund VIII Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose GP IX, LLC[1]	General partner	Delaware
Thrivent White Rose Fund IX Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund IX Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose GP X, LLC[1]	General partner	Delaware
Thrivent White Rose Fund X Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund X Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose GP XI, LLC[1]	General partner	Delaware
Thrivent White Rose Fund XI Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund XI Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose GP XII, LLC[1]	General partner	Delaware
Thrivent White Rose Fund XII Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund XII Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose GP XIII, LLC[1]	General partner	Delaware
Thrivent White Rose Fund XIII Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund XIII Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose GP XIV, LLC[1]	General partner	Delaware
Thrivent White Rose Fund XIV Equity Direct, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Fund XIV Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Opportunity Fund GP, LLC[1]	General partner	Delaware
Thrivent White Rose Opportunity Fund, LP2	Private equity fund	Delaware
Thrivent White Rose Real Estate GP I, LLC[1]	General partner	Delaware
Thrivent White Rose Real Estate Fund I Fund of Funds, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Real Estate GP II, LLC[1]	General partner	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Real Estate Fund II, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Real Estate GP III, LLC[1]	General partner	Delaware
Thrivent White Rose Real Estate Fund III, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Endurance GP, LLC[1]	General partner	Delaware
Thrivent White Rose Endurance Fund, L.P.[2]	Private equity fund	Delaware
Thrivent White Rose Endurance GP II, LLC[1]	General partner	Delaware
Thrivent White Rose Endurance Fund II, L.P.[2]	Private equity fund	Delaware
Gold Ring Holdings, LLC	Investment subsidiary	Delaware
Twin Bridge Capital Partners, LLC[3]	Managing member	Delaware
Thrivent Education Funding, LLC	Limited Liability Company	Delaware

1
Thrivent Financial owns an interest in the limited liability company and is also its managing member.
2
The fund is organized for the purpose of holding investments in Thrivent Financial’s general account.
3
Thrivent Financial owns 49% of the managing member’s membership interests. Twin Bridge Capital Partners, LLC is the managing member of a general partner of limited partnerships.
Item 30.
Indemnification
Under Article 5.3 of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.
Item 31.
Business and Other Connections of the Investment Adviser
Thrivent Financial for Lutherans (the “Adviser”) is the investment adviser of the Registrant. The Adviser is primarily engaged in the business of a fraternal benefit society organized under Wisconsin law. Additional information about the Adviser’s financial industry activities or affiliations, as well as the business and other connections of the officers and directors of the Adviser, is included on the Form ADV that the Adviser has on file with the Securities and Exchange Commission (File No. 801-60701).

Item 32.
Principal Underwriters
(a)
Thrivent Distributors, LLC serves as principal underwriter and distributor for Thrivent Mutual Funds, Thrivent Core Funds, Thrivent Cash Management Trust, Thrivent Series Fund, Inc. and Thrivent Church Loan and Income Fund.
(b)
The managers and executive officers of Thrivent Distributors, LLC are listed below. Unless otherwise indicated, their principal address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211.
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Registrant
Vibhu R. Sharma	Elected Manager	N/A
David S. Royal	Elected Manager	Trustee, President and Chief Investment Officer
Gerard V. Vaillancourt	Elected Manager and Vice President	Treasurer and Principal Accounting Officer
Michael W. Kremenak	Elected Manager	Trustee and Senior Vice President
Troy A. Beaver	Chief Executive Officer	Vice President
Jeffrey D. Cloutier	Chief Financial Officer	N/A
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Secretary and Chief Legal Officer
Daniel R. Chouanard	Vice President	N/A
Valerie K. Martinson	Vice President	N/A
Kathryn A. Stelter 4321 North Ballard Road Appleton, Wisconsin 54919-0001	Vice President	Vice President
Cynthia J. Nigbur	Assistant Secretary	N/A
Jessica E. English	Assistant Secretary	N/A
(c)
Not applicable
Item 33.
Location of Accounts and Records
The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of the following persons:

Registrant:	901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211
4321 N. Ballard Rd. Appleton, Wisconsin 54919
Custodian:	State Street Bank and Trust Company One Lincoln Street Boston, Massachusetts 02111
Sub-Transfer Agent	DST Systems, Inc. 430 W. 7th St. Kansas City, Missouri 64105
Item 34.
Management Services
None.
Item 35.
Undertakings
Not Applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Cash Management Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 26th day of February, 2021.
THRIVENT CASH MANAGEMENT TRUST
By:	/s/ John D. Jackson
John D. Jackson Secretary and Chief Legal Officer